UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

              Statement of Eligibility and Qualification Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee

             ___ Check if an application to determine eligibility
                 of a trustee pursuant to section 305(b)(2)

                      DEUTSCHE BANK NATIONAL TRUST COMPANY
              (Exact name of trustee as specified in its charter)

300 SOUTH GRAND AVENUE
LOS ANGELES, CALIFORNIA 90071                                        13-3347003
(Address of principal                                          (I.R.S. Employer
executive offices)                                          Identification No.)

                         ENERGY INCOME AND GROWTH FUND
              (Exact name of obligor as specified in its charter)

MASSACHUSETTS                                                        11-3716544
(State or other jurisdiction of                                (I.R.S. Employer
Incorporation or organization)                              Identification No.)

1001 WARRENVILLE ROAD, SUITE 300
LISLE, ILLINOIS                                                           60532
(Address of principal executive offices)                             (Zip Code)

                         ENERGY INCOME AND GROWTH FUND
                APPROXIMATELY $30,000,000 SERIES A ENERGY NOTES
                      (Title of the Indenture Securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

NAME                                                                    ADDRESS
Office of the Comptroller                                    1114 Avenue of the
of the Currency                                            Americas, Suite 3900
                                                       New York, New York 10036

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits

Exhibit 1 -

Articles of Association as amended on April 15, 2002.*

Exhibit 2 -

Certificate of the Comptroller of the Currency dated March 11, 2004.*

Exhibit 3 -

Certification of Fiduciary Powers dated March 11, 2004.*

Exhibit 4 -

Existing By-Laws of Deutsche Bank National Trust Company as amended dated May 21, 2003.*

Exhibit 5 -

Not Applicable.

Exhibit 6 -

Consent of Deutsche Bank National Trust Company required by Section 321(b) of the Act.

Exhibit 7 -

Reports of Condition of Deutsche Bank National Trust Company, dated as of September 30, 2004.



* Incorporated by reference to Registration Number 333-113187.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Deutsche Bank National Trust Company, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Chicago, and State of Illinois, on the 7th day of January, 2005.

                        Deutsche Bank National Trust Company

                        By: /s/ George Kubin
                            ----------------------
                            George Kubin
                            Vice President

                                   Exhibit 6

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by ENERGY INCOME AND GROWTH FUND, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange commission upon request therefor.

January 7, 2005

                        Deutsche Bank National Trust Co.

                        By: /s/ George Kubin
                            -------------------------
                            George Kubin
                            Vice President

                                                                       EXHIBIT 7
                                                                       ---------

                      DEUTSCHE BANK NATIONAL TRUST COMPANY

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2004

                                                                                                 Dollar Amounts
                                                                                                  In Thousands
ASSETS
Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency and coin.......................................             1,786
     Interest-bearing balances................................................................            24,379
Securities:
     Held-to-maturity securities..............................................................                 0
     Available-for-sale securities............................................................            82,219
Federal funds sold and securities purchased under agreements to resell:
     Federal funds sold.......................................................................                 0
     Securities purchased under agreements to resell..........................................                 0
Loans and lease financing receivables:
     Loans and leases held for sale...........................................................                 0
     Loans and leases, net of unearned income.................................................                 0
     LESS:  Allowance for loan and lease losses...............................................                 0
     Loans and leases, net of unearned income and allowance...................................                 0
Trading assets................................................................................                 0
Premises and fixed assets (including capitalized leases)......................................             4,029
Other real estate owned.......................................................................                 0
Investments in unconsolidated subsidiaries and associated companies...........................                 0
Customers' liability to this bank on acceptances outstanding..................................                 0
Intangible assets:
     Goodwill.................................................................................                 0
     Other intangible assets..................................................................                 0
Other assets..................................................................................            12,572
                                                                                                        --------
Total assets..................................................................................          $124,985
                                                                                                        ========
LIABILITIES
Deposits:
In domestic offices...........................................................................                 0
     Noninterest-bearing......................................................................                 0
     Interest-bearing.........................................................................                 0
Federal funds purchased and securities sold under agreements to repurchase:
       Federal funds purchased in domestic offices............................................                 0
       Securities sold under agreements to repurchase.........................................                 0
Trading liabilities...........................................................................                 0


Other borrowed money (includes mortgage indebtedness and obligations under
   capitalized leases)........................................................................                 0
Bank's liability on acceptances executed and outstanding......................................                 0
Subordinated notes and debentures.............................................................                 0
Other liabilities.............................................................................            13,489
Total liabilities.............................................................................           $13,489
Minority interest in consolidated subsidiaries................................................                 0
EQUITY CAPITAL
Perpetual preferred stock and related surplus.................................................                 0
Common stock..................................................................................            50,000
Surplus (exclude all surplus related to preferred stock)......................................            50,000
     Retained earnings........................................................................            11,515
     Accumulated other comprehensive income...................................................               -19
Other equity capital components...............................................................                 0
Total equity capital..........................................................................           111,496
                                                                                                        --------
Total liabilities, minority interest, and equity capital......................................          $124,985
                                                                                                        ========


I, Foy B. Hester, Vice President and Controller of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by he appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

                                                            /s/  Foy B. Hester,
                                                                27 October 2004

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/  Gary Vaughan              ]
/s/  F. Jim DellaSala          ]        Directors
/s/  Howard Topf               ]